Exhibit 99.1

Amarin Announces Proposed Public Offering of American Depositary Shares

BEDMINSTER, N.J., and DUBLIN, Ireland, November 26, 2018 — Amarin Corporation plc (NASDAQ: AMRN) today announced a registered underwritten public offering of its American Depositary Shares (“ADSs”). All of the shares in the proposed offering are to be sold by Amarin. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering. On November 23, 2018, the last sale price of the ADSs on the Nasdaq Global Market was $19.20 per share.

Jefferies and Cantor Fitzgerald & Co. are acting as the joint book-running managers for the offering. Amarin intends to grant the underwriters a 30-day option to purchase additional shares of its common stock in an amount up to 15% of the shares sold in the offering, on the same terms and conditions.

Amarin intends to use the net proceeds from the offering (1) to support the ongoing commercialization of Vascepa following REDUCE-IT results, including (i) seeking regulatory approval to expand the approved label for Vascepa based on the cardioprotective effect of Vascepa demonstrated in the REDUCE-IT study, beginning with submission of an sNDA to the FDA in early 2019, (ii) expansion of our sales force, and (iii) support of expanded commercial operations; (2) to increase commercial supply of Vascepa from third-party drug product suppliers; and (3) for general corporate purposes.

The securities described above are being offered by Amarin pursuant to a shelf registration statement on Form S-3ASR (No. 333-216385) previously filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2017 and automatically became effective upon filing. The securities may be offered only by means of a written prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement relating to these securities may be obtained from Jefferies LLC, 520 Madison Avenue, 2nd Floor, New York, NY 10022, Attention: Equity Syndicate Prospectus Department, or by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com or from Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by email at prospectus@cantor.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there by any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Amarin

Amarin Corporation plc is a biopharmaceutical company focused on the commercialization and development of therapeutics to improve cardiovascular health. Vascepa® (icosapent ethyl) capsules, Amarin’s first FDA approved product, are a unique, highly-pure and stable omega-3 fatty acid product available by prescription.

Disclosure Notice

This press release contains forward-looking statements, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements related to Amarin’s proposed public offering of American Depositary Shares, are forward-looking statements that involve risks and uncertainties. Words such as “intends,” “plans,” “expects,” “may,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not promises or guarantees. These forward-looking statements are based upon Amarin’s current expectations. Actual events and results and the timing of events and results could differ materially from those anticipated in such forward-looking statements. Among the factors that could cause actual results to differ materially from those described or projected herein are the following: risks related to the underwriters’ consummation of their obligation to purchase the securities, whether Amarin will be able to satisfy its obligations to close the offering and the risk that Amarin will not use the proceeds from the offering in the manner contemplated, as well as the risks, uncertainties and other matters detailed in Amarin’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q and the preliminary prospectus supplement relating to the offering. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. Amarin undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise, except as required by law.

Amarin contact information:

Investor Relations:

Elisabeth Schwartz

Investor Relations and Corporate Communications

Amarin Corporation plc

In U.S.: +1 (908) 719-1315

investor.relations@amarincorp.com

Lee M. Stern

Trout Group

In U.S.: +1 (646) 378-2992

lstern@troutgroup.com

Media Inquiries:

Jennifer Corrigan

Burson Cohn & Wolfe

In U.S.: +1 (212) 798-9538

Jennifer.Corrigan@cohnwolfe.com